Perfectenergy International Limited
No. 479 You Dong Road
Xinzhuang Town
Shanghai 201100 China

September 3, 2007

Jewett, Schwartz, Wolfe & Associates
2514 Hollywood Blvd.
Suite 508
Hollywood, FL 33020

To Whom It May Concern:

This letter is to inform you that the Board of Directors of Perfectenergy International Limited (formerly Crestview Development Corporation) (“Perfectenergy”) has decided to replace Jewett, Schwartz, Wolfe & Associates effective as of the date of this letter.

We ask that you please send all paperwork relevant to Perfectenergy to the following address:

Moore Stephens Wurth Frazer and Torbet, LLP
1199 S. Fairway Drive, Suite 200
Walnut, CA 91789
Attn: Susan Woo
Re: Perfectenergy International Limited

We thank you for your service to Perfectenergy.

Very truly yours, PERFECTENERGY INTERNATIONAL LIMITED

By:	/s/ Wennan Li
Wennan Li